Quintana Maritime Limited Pandoras 13 & Kyprou Street 166 74 Glyfada Greece
NEWS RELEASE
Quintana Maritime Announces Two Time Charter Agreements
Athens, Greece — (June 19, 2006) — Quintana Maritime Limited (“Quintana”) (NASDAQ: QMAR) announced today that it has entered into a time charter agreement for the M/V “Coal Glory” and has extended the time charter agreement for the M/V “Barbara”.
“Coal Glory” has entered into a time charter agreement with Cosco Bulk Carriers Ltd. for a minimum period of twenty-three months and a maximum period of twenty-five months at a daily rate of USD $15,800 per day. “Coal Glory” will be delivered to Cosco under the new time charter in early July. “Coal Glory” is a Panamax bulk carrier built in 1995 with a carrying capacity of 73,670 dwt.
“Barbara” has extended its existing time charter agreement with Cargill for a minimum period of an additional eleven months and a maximum period of thirteen months at a variable rate equal to the 4 T/C Route based on Baltic Average. The commencement of the time charter extension is set to begin on August 21, 2006. M/V “Barbara” is a Panamax bulk carrier built in 1997 with a carrying capacity of 73,390 dwt.
Stamatis Molaris, President and Chief Executive Officer, commented, “We are pleased to announce these two time charters for “Coal Glory” and “Barbara” with first class counterparties.
“These charters are consistent with our strategy of seeking profitable period employment for our vessels, a strategy which enables us to achieve visible and predictable cash flows and enhances our ability to generate stable and increasing returns to our shareholders.
“As of today, taking these two time charters into consideration, 90% of our net operating days in 2006 and 86% of our net operating days in 2007 have already been secured under fixed period employment.”
ABOUT QUINTANA MARITIME LIMITED
 Quintana Maritime Limited, based in Greece, is an international provider of dry bulk cargo marine transportation services. As of today, the company owns and operates a fleet of 8 Panamax size vessels and 2 Capesize vessels with a total carrying capacity of 916,072 dwt and an average age of 7.0 years on a dwt weighted average. It has also entered into an agreement to acquire 17 additional vessels, including 3 Panamaxes and 14 Kamsarmax bulkers with expected delivery between July 2006 and May 2007 and with an aggregate capacity of 1,380,789 dwt. Once all acquisitions are completed Quintana will have a fleet of 27 dry bulk vessels, including 2 Capesize vessels, 11 Panamax vessels and 14 Kamsarmax vessels with a total capacity of 2,293,861 dwt and an average age of 4.0 years on a dwt weighted average.
Forward-Looking Statements
 This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth strategy and measures to implement such strategy; including expected vessel acquisitions and entering into further time charters. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations of such words and similar expressions are intended to identify forward-looking statements. Such statements include comments regarding expected revenues and time charters. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to changes in the demand for dry bulk vessels, competitive factors in the market in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.
For Immediate Release
Company Contact:
Paul J. Cornell
Chief Financial Officer
Tel. 713-751-7525
E-mail: pcornell@quintanamaritime.com
Investor Relations / Financial Media:
Paul Lampoutis
Capital Link, Inc, New York
Tel. 212.661.7566
E-mail: plampoutis@capitallink.com